UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

STRONG GLOBAL ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41688	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5960 Fairview Road, Suite 275 Charlotte, NC	28210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 471-6784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Voting Shares, without par value	SGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2024, Strong Global Entertainment, Inc. (the “Company”) entered into a demand credit agreement (the “Agreement”) with Canadian Imperial Bank of Commerce (“CIBC”). The Agreement consists of a demand operating credit and a business credit card facility.

Under the demand operating credit, with certain conditions, the credit limit is the lesser of (a) CAD$6,000,000 or (b) the sum of (i) 80% of Receivable Value, which includes all North American accounts receivable of Strong/MDI Screen Systems Inc., a British Columbia entity and Strong Technical Services Inc. (collectively, the “Subsidiaries”), and (ii) 50% of Inventory Value, but in no event may the amount in this clause (ii) exceed $1,500,000, minus (iii) all Priority Claims. The amounts obtained under this credit are to be used for working capital.

Under the business credit card facility, the credit limit is CAD$75,000. The amounts obtained under this credit are to be used for purchase and payment of goods and services.

The Agreement is secured by all present and future indebtedness and liabilities of the Company to each of CIBC and CIBC’s affiliates. The Agreement is guaranteed by the Subsidiaries and FG Holdings Quebec Inc., a Quebec entity and the Company’s major shareholder (“FG Quebec,” formerly Strong/MDI Screen Systems, Inc.). The Company also agreed on certain financial covenants, affirmative covenants, including, but not limited to, those related to reporting requirements, and negative covenants, including, but not limited to, those related to restrictions on liens, restrictions on certain payments, restrictions on debt and restrictions on investments.

The Company expects the funds will be available in January 2024.

On January 19, 2024, as a guarantor, the Company also signed a credit agreement which is an amendment (“Amendment No. 2”) entered into by CIBC and FG Quebec. The Amendment No. 2 amends certain Credit Agreement dated January 13, 2023 (the “Prior Agreement”) between CIBC and FG Quebec. Pursuant to the Amendment No. 2, (i) under the demand operating credit, the credit limit is decreased from $3,400,000 to $1,400,000, (ii) the business credit card facility is removed, (iii) reporting requirements and a negative covenant are added, and (iv) CIBC’s security interest in certain assets of FG Quebec securing the credit facilities under the Prior Agreement was removed in exchange for a guarantee from the Company with respect to all liabilities of FG Quebec to CIBC.

All capitalized terms used but not defined in this Current Report on Form 8-K shall have the respective meanings ascribed thereto by the Agreement and Amendment No. 2. The foregoing description of the Agreement and Amendment No. 2 do not purport to be complete and are qualified in their entirety by reference to the Agreement and Amendment No. 2 filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 19, 2024, the Company entered into the Agreement and the Amendment No. 2, as described in Item 1.01 above and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Demand Credit Agreement by and between Strong Global Entertainment, Inc. and Canadian Imperial Bank of Commerce, dated January 19, 2024.

10.2	Amendment #2 to the Credit Agreement dated January 13, 2023 between FG Holdings Quebec Inc. and Canadian Imperial Bank of Commerce, dated January 19, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Exhibits and schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONG GLOBAL ENTERTAINMENT, INC.

Date: January 23, 2024	By:	/s/ Todd R. Major
	Name:	Todd R. Major
	Title:	Chief Financial Officer